CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated July 27, 2012 on Dreyfus California AMT-Free Municipal Bond Fund for the fiscal year ended May 31, 2012 which is incorporated by reference in this Registration Statement (Form N-1A No. 2-84105 and 811-3757) of Dreyfus Premier California AMT-Free Municipal Bond Fund, Inc.

                                                                                                /s/ERNST & YOUNG LLP

New York, New York

June 24, 2013